             As filed with the Securities and Exchange Commission on May 8, 1998
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------


                                TYLER CORPORATION
               (Exact name of registrant as specified in charter)

                   Delaware                               75-2303920
           (State or other jurisdiction                (I.R.S. Employer
                of Incorporation)                     Identification No.)

              3200 San Jacinto Tower
              2121 San Jacinto Street
                   Dallas,  Texas                           75201
       (Address of Principal Executive Offices)           (Zip Code)

                     THE TYLER CORPORATION STOCK OPTION PLAN

                            (Full title of the Plan)

                                   ----------


                      Brian K. Miller                        Copy to:           David G. McLane
  Vice President, Chief Accounting Officer and Treasurer                    Gardere & Wynne, L.L.P.
                     Tyler Corporation                                          1601 Elm Street
                  3200 San Jacinto Tower                                          Suite 3000
                  2121 San Jacinto Street                                    Dallas, Texas  75201
                   Dallas, Texas  75201                                         (214) 999-4607
                      (214) 754-7800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                                 Proposed
                                                              Proposed           maximum
                                       Amount                 maximum            aggregate           Amount of
Title of securities                    to be                  offering price     offering            registration
to be registered                       registered             per share          price               fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
  par value                            1,500,000(1)           $10.75 (2)         $16,125,000(2)      $4,757(2)

=================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for May 4, 1998.

         Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under Registration Statements on Form S-8 No. 33-34544 and No. 333-34809 of the registrant. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

================================================================================

         On October 8, 1997, the Board of Directors of the Registrant (the "Board") adopted, subject to stockholder approval, Amendment No. 1 to The Tyler Corporation Stock Option Plan [Amended and Restated as of February 7, 1997] (the "Plan") (i) to increase from 1,800,000 to 3,300,000 the aggregate number of shares of the Registrant's Common Stock, par value $0.01 per share, issued or reserved for issuance under the Plan, (ii) to bring the Plan into compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) to provide for certain treatment of outstanding options upon a "change in control" of the Company as defined in Amendment No. 1. On February 19, 1998, the Board adopted and approved Amendment No. 2 to the Plan, effective as of December 12, 1997, to allow nonqualified stock options to be granted at an exercise price below market price. Amendment No. 1 to the Plan was approved by the stockholders of the Registrant at the Annual Meeting of Stockholders held on April 28, 1998. The contents of the Registrant's Registration Statements on Forms S-8 (File Nos. 33-34544 and 333-34809) filed with the Securities and Exchange Commission on April 25, 1990 and September 2, 1997, respectively, relating to the Plan (the "Prior S-8s"), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.


                                     PART II

ITEM 8.  EXHIBITS

         In addition to the exhibits filed or incorporated by reference into the Prior S-8s, the following documents are filed as Exhibits to this Registration
Statement:

          4.1 Amendment No. 1 to The Tyler Corporation Stock Option Plan [Amended and Restated as of February 7, 1997]

          4.2 Amendment No. 2 to The Tyler Corporation Stock Option Plan [Amended and Restated as of February 7, 1997]

          5.1     Opinion of Gardere & Wynne, L.L.P.

         23.1 Consent of Ernst & Young LLP, independent auditors to incorporation of reports by reference.

         23.2 Consent of legal counsel (included in the opinion of Gardere & Wynne, L.L.P., filed herewith as Exhibit 5.1)

         24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on May 8, 1998.

                                          TYLER CORPORATION
                                          (Registrant)



                                          By:    /s/ LOUIS A WATERS
                                             -----------------------------------
                                             Louis A. Waters, Chairman of the
                                             Board


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Louis A. Waters and Brian K. Miller and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 8, 1998.

           Signature                                                Title
           ---------                                                -----
/s/ LOUIS A. WATERS                                   Chairman of the Board of Directors
-------------------------------------
Louis A. Waters


/s/ C. A. RUNDELL, JR.                                President, Chief Executive Officer, and Director
-------------------------------------                 (principal executive officer)
C. A. Rundell, Jr.


/s/ BRIAN K. MILLER                                   Vice President, Chief Accounting Officer and
-------------------------------------                 Treasurer
Brian K. Miller                                       (principal financial officer and principal accounting officer)

           Signature                                                Title
           ---------                                                -----
/s/ ERNEST H. LORCH                                               Director
-------------------------------------
Ernest H. Lorch


/s/ FREDERICK R. MEYER                                            Director
-------------------------------------
Frederick R. Meyer


/s/ WILLIAM D. OATES                                              Director
-------------------------------------
William D. Oates


/s/ JAMES E. RUSSELL                                              Director
-------------------------------------
James E. Russell

                                INDEX TO EXHIBITS



Exhibit
Number          Exhibit
-------         -------
    4.1         Amendment No. 1 to The Tyler Corporation Stock Option Plan

    4.2         Amendment No. 2 to The Tyler Corporation Stock Option Plan

    5.1         Opinion of Gardere & Wynne, L.L.P.

   23.1         Consent of Ernst & Young LLP

   23.2         Consent of Gardere & Wynne, L.L.P.
                (included as part of Exhibit 5.1)

   24.1 Power of Attorney (set forth on the signature page of the Registration Statement)